Exhibit 23.1

KPMG LLP	Telephone	(780) 429-7300
Chartered Accountants	Fax	(780) 429-7379
10125 – 102 Street	Internet	www.kpmg.ca
Edmonton AB T5J 3V8
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors of PCL Employees Holdings Ltd.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of PCL Employees Holdings Ltd., of our report dated January 14, 2009, with respect to the consolidated balance sheets of PCL Employees Holdings Ltd. as at October 31, 2008 and 2007 and the consolidated statements of earnings and retained earnings, cash flows and comprehensive income for each of the years in the three-year period ended October 31, 2008, which report appears in the October 31, 2008 Annual Report on Form 20-F of PCL Employees Holdings Ltd., and to the reference to our firm under the heading “Experts” in the Registration Statement.

Chartered Accountants

Edmonton, Canada

February 24, 2009

KPMG LLP, is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative KPMG Canada provides services to KPMG LLP